UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2014

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080	94080
(Address of Principal Executive Offices)	(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 26, 2014, Solazyme, Inc. (the “Company” or “Solazyme”) entered into underwriting agreements (the “Underwriting Agreements”) relating to the offer and sale by the Company of $130.0 million aggregate principal amount of its 5.00% Convertible Senior Subordinated Notes due 2019 (the “Notes”) and 5.0 million shares of its common stock, par value $0.001 per share (the “Common Stock” and together with the Notes, the “Securities”). Under the terms of the Underwriting Agreements, the Company has granted the underwriter of the offering of the Notes (the “Notes Offering”) a 30-day option to purchase up to an additional $19.5 million aggregate principal amount of Notes solely to cover over-allotments, if any, and has granted the underwriters of the offering of Common Stock (the “Common Stock Offering”) a 30-day option to purchase up to an additional 750,000 shares of Common Stock. The Notes Offering and the Common Stock Offering are referred to in this Current Report collectively as the “Offerings.” The Offerings are subject to market and other conditions, and neither Offering is contingent on the completion of the other Offering. The Company expects the Offerings to close on April 1, 2014, subject to the satisfaction of customary closing conditions.

The Securities are expected to be issued and sold in separate underwritten public offerings pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194808), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 25, 2014, the preliminary prospectuses relating to the Offerings included therein, the Company’s registration statement on Form S-3 pursuant to Rule 462(b) (File No. 333-194834), which became effective upon filing with the SEC on March 26, 2014, a free writing prospectus dated March 26, 2014 containing the final terms of the Securities and final prospectuses relating to the Offerings dated March 26, 2014.

The Company estimates that the net proceeds of the Notes Offering will be approximately $124.7 million (or approximately $143.5 million if the over-allotment option to purchase additional Notes is exercised in full) and the net proceeds of the Common Stock Offering will be approximately $51.5 million (or approximately $59.3 million if the option to purchase additional shares of Common Stock is exercised in full), in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offerings for capital expenditures, working capital and general corporate purposes.

The above description of the Underwriting Agreements is qualified in its entirety by reference to the Underwriting Agreements relating to the Common Stock Offering and the Notes Offering, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Company’s financing plans, including statements related to the Offerings and the Company’s intended use of net proceeds of the Offerings. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to market and other general economic conditions, whether the Company will be able to satisfy the conditions required to close the Offerings and the anticipated use of the net proceeds from the Offerings. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Underwriting Agreement dated March 26, 2014 between Solazyme, Inc. and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC relating to the Common Stock Offering

99.2	Underwriting Agreement dated March 26, 2014 between Solazyme, Inc. and Goldman, Sachs & Co. relating to the Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: March 27, 2014	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Underwriting Agreement dated March 26, 2014 between Solazyme, Inc. and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC relating to the Common Stock Offering

99.2	Underwriting Agreement dated March 26, 2014 between Solazyme, Inc. and Goldman, Sachs & Co. relating to the Notes Offering